UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 17, 2020

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts
(Address of principal	02110
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 17, 2020, the Board of Directors of Ironwood Pharmaceuticals, Inc. (the “Company”) appointed Jason Rickard, 49, as the Company’s Senior Vice President, Chief Operating Officer.

Mr. Rickard joined the Company in 2012. Prior to his appointment as the Company’s Senior Vice President, Chief Operating Officer, Mr. Rickard had been the Company’s Senior Vice President, Operations since July 2018, in which role Mr. Rickard most recently led the Company’s manufacturing, pharmaceutical development, quality, human resources, information technology and facilities functions. Before becoming Senior Vice President, Operations, Mr. Rickard served as the Company’s Vice President Global Operations and Information Technology from July 2015 to July 2018; Vice President Global Operations from March 2014 to July 2015; Vice President Commercial Manufacturing Supply Chain from June 2013 to March 2014; and Head of Supply Chain from January 2012 to June 2013. Prior to joining Ironwood, Jason was with Genentech, Inc. from 2000 to 2012 in roles of increasing responsibility in manufacturing and supply chain. Mr. Rickard began his career as a mechanical engineer at AMOT Controls Corporation. Mr. Rickard holds an M.S. from California State University – Sacramento and a B.S. from California State University – Chico, both in mechanical engineering.

As the Company’s Senior Vice President, Chief Operating Officer, Mr. Rickard will receive a base salary of $456,750 a year, and will have an individual bonus target of 50% of his base salary, subject to achievement of individual and corporate goals. In addition, the Company has entered into an indemnification agreement and an executive severance agreement with Mr. Rickard, the terms of each of which are consistent with the forms of indemnification agreement and executive severance arrangement described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2020 in connection with the Company’s 2020 annual meeting of stockholders, such descriptions being incorporated herein by reference and qualified in their entirety by (i) with respect to the indemnification agreement, the full text of the form of indemnification agreement, which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the SEC on December 23, 2009, and (ii) with respect to the executive severance agreement, the full text of the form of executive severance agreement, which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2019.

There is no arrangement or understanding between Mr. Rickard and any other person pursuant to which Mr. Rickard was selected as the Company’s Senior Vice President, Chief Operating Officer.  There is no family relationship between Mr. Rickard and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Rickard is not, and has not been since January 1, 2019, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: April 21, 2020	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer